Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report, dated March 31, 2022, on the consolidated financial statements of Transportation and Logistics Systems, Inc. and Subsidiaries for the years ended December 31, 2021 and 2020, included in Amendment No. 1 to the Registration Statement of Transportation and Logistics Systems, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

May 6, 2022